Exhibit 10.26

TRADEMARK SECURITY AGREEMENT

(Trademarks, Trademark Registrations, Trademark

Applications and Trademark Licenses)

THIS TRADEMARK SECURITY AGREEMENT (this “Agreement”) is made as of December 13, 2010, by the party named as a Grantor on the signature pages hereto (“Grantor”), and BANK OF AMERICA, N.A., a national banking association, in its capacity as collateral agent and administrative agent (together with its successors and assigns in such capacity, “Agent”) for various financial institutions (“Lenders”) party from time to time to the Loan Agreement (as defined below).

Recitals:

WHEREAS, Spectrum Brands, Inc. (“SBI”), United Pet Group, Inc. (“UPG”), and certain of their subsidiaries and affiliates are party with Agent, Lenders, and certain other parties thereto to that certain Loan and Security Agreement dated as of June 16, 2010 (as amended, supplemented, modified or refinanced from time to time in accordance with the terms of the ABL Intercreditor Agreement, the “Loan Agreement”);

WHEREAS, UPG has acquired all of the equity interests in Grantor and, concurrently with the execution and delivery of this Agreement, Grantor is executing a certain Joinder Agreement to Loan and Security Agreement and other Loan Documents (the “Joinder Agreement”), pursuant to which Grantor has agreed, among other things, to join the Loan Agreement as a “Borrower” thereunder and to grant to Agent, for the benefit of the Secured Parties (as defined in the Loan Agreement), a security interest in and lien upon substantially all of its assets; and

WHEREAS, Agent and Lenders are willing to make loans and other financial accommodations to Borrowers (as such term is defined in the Loan Agreement), including Grantor, from time to time pursuant to the terms of the Loan Agreement, provided that Grantor executes this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor grants to Agent, for the benefit of the Secured Parties, and to secure the Obligations (as such term is defined in the Loan Agreement), a continuing security interest in all of Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Trademark Collateral”), whether now owned or existing or hereafter acquired or arising:

(i) each trademark owned by Grantor, including, without limitation, each trademark registration or application referred to in Schedule 1 hereto, and all of the goodwill of the business connected with the use of, or symbolized by, each trademark, provided that no security interest shall be granted in any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law;

(ii) each trademark license to which such Grantor is a party, including, without limitation, each trademark license recorded with the U.S. Patent and Trademark Office identified in Schedule 1 hereto, and all of the goodwill of the business connected with the use of, or symbolized by, each trademark licensed pursuant thereto; and

(iii)all proceeds of and revenues from the foregoing, including, without limitation, all proceeds of and revenues from any claim by Grantor against third parties for past, present or future unfair competition with, or violation of intellectual property rights in connection with or injury to, or infringement or dilution of, any trademark owned by Grantor (including, without limitation, any trademark identified in Schedule 1 hereto), and all rights and benefits of Grantor under any trademark license (including, without limitation, any trademark license recorded with the U.S. Patent and Trademark Office identified in Schedule 1 hereto), or for injury to the goodwill associated with any of the foregoing.

Grantor irrevocably constitutes and appoints Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of Grantor or in Agent’s name, from time to time, in Agent’s discretion, so long as any Event of Default (as such term is defined in the Loan Agreement) shall have occurred and be continuing, to take with respect to the Trademark Collateral any and all appropriate action which Grantor might take with respect to the Trademark Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Agreement and to accomplish the purposes hereof.

Except to the extent expressly permitted in the Loan Agreement, Grantor agrees not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the Trademark Collateral.

The foregoing security interest is granted in conjunction with the security interests granted by Grantor to Agent pursuant to the Loan Agreement. Grantor acknowledges and affirms that the rights and remedies of Agent with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Loan Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

[Remainder of page intentionally left blank; signatures appear on following page.]

IN WITNESS WHEREOF, Grantor has caused this Agreement to be signed and delivered by its duly authorized representative on the day and year first above written.

GRANTOR:

SEED RESOURCES, L.L.C.

By:	/s/ John T. Wilson

Name:	John T. Wilson
Title:	Vice President + Secretary

Trademark Security Agreement

Accepted:

AGENT:

BANK OF AMERICA, N.A., as Agent

By:	/s/ Lisa Freeman
Name: Lisa Freeman
Title: Senior Vice President

Trademark Security Agreement

Schedule 1 to Trademark Security Agreement

SEED RESOURCES, L.L.C.

U.S. TRADEMARK REGISTRATIONS

Trademark	Registration No.	Reg. Date
Beetle Mania	3107927	06/20/2006
California Dreamin’	3017897	11/22/2005
Birdola	1701830	07/21/1992
Squirola Kob & Design	1858770	10/18/1994
Squirola & Design	1845816	07/19/1994
Big Ol’ Kob	2387428	09/19/2000

U.S. TRADEMARK APPLICATIONS

Trademark	Application No.	Application Date
Stacker (Stylized)	77890433	12/10/2009
Birdola	85167056	11/02/2010
Squirola	85165941	11/01/2010
KOB BAR	85168332	11/03/2010

UNREGISTERED TRADEMARKS

Mark
Black Gold
Hook-Up
Naturalized
Ridola
Wire Mesh Bird Feeder Design (Trade Dress)

TRADEMARK LICENSES

Name of Agreement	Parties Licensor/Licensee	Date of Agreement	Subject Matter

None.

Copyright Security Agreement